EXHIBIT 10.33
THIRD AMENDMENT TO TRUST AGREEMENT NO. 9
This Third Amendment to Trust Agreement No. 9 is entered into effective as of October 28, 2015 by and between Cliffs Natural Resources Inc., f/k/a Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and KeyBank National Association, the successor in interest to Key Trust Company of Ohio, N.A., a national banking association, as Trustee (the “Trustee”). Capitalized terms not defined herein shall have the meanings assigned to such terms in Trust Agreement No. 9.
WITNESSETH
WHEREAS, on November 20, 1996 the Company and the Trustee entered into Trust Agreement No. 9;
WHEREAS, Sections 1.6 and 9.2 of Trust Agreement No. 9 provide that Exhibit A thereto may be amended by the Company by providing to the Trustee amendments thereto; and
WHEREAS, Section 11.1 of Trust Agreement No. 9 provides that Trust Agreement No. 9 may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company without the consent of any Trust Beneficiary, provided that the amendment does not adversely affect any Trust Beneficiary, and provided further that no amendment shall have the effect of altering Section 11.2; and
WHEREAS, Section 11.2 of Trust Agreement No. 9 provides that the Trust shall terminate on or after the fifth anniversary of the date of a Change of Control upon the earliest to occur of (i) a joint determination by the Trustee and the Directors made on or after the fifth anniversary of the date of a Change of Control that no Trust Beneficiary is or will be entitled to any further payment of Benefits or (ii) such time as the Trustee shall have received consents from all of the Directors to the termination of Trust Agreement No. 9.
WHEREAS, it has been determined that there exists no Trust Beneficiary who is or will be entitled to any further payment of Benefits and no Directors from whom to seek consent to terminate the Trust so only the Trustee need consent; and
NOW, THEREFORE, the Company and the Trustee hereby amend Trust Agreement No. 9 to provide as follows:

1.	Exhibit A is amended in its entirety to read as attached hereto, to clarify that no Trust Beneficiary is or will be entitled to any further payment of Benefits.

2.	In accordance with Section 11.2 of the Trust, the Trust is hereby terminated.

3.
In accordance with Section 11.3 any assets remaining in the Trust, less all payments, expenses, taxes and other charges under Trust Agreement No. 9 as of the date of termination shall be returned to the Company.

IN WITNESS WHEREOF, the Company and the Trustee have caused counterparts of this Third Amendment to be executed on this 24th day of November, 2015, each of which shall be an original Amendment.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ James D. Graham
Title:	Executive Vice President, Chief Legal Officer and Secretary

KEYBANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Lester Dryja
Title:	Vice President

By:	/s/ Thor Haraldsson
Title:	Senior Vice President

EXHIBIT A

Effective October 28, 2015

CLIFFS NATURAL RESOURCES INC.
NONEMPLOYEE DIRECTORS’ SUPPLEMENTAL COMPENSATION PLAN PARTICIPANTS

No Participants or Trust Beneficiaries